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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated February 20, 2007 (except Note 20 to the consolidated financial statements, as to which the date is August 9, 2007), with respect to the consolidated financial statements of The Coca-Cola Company, The Coca-Cola Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Coca-Cola Company, included in this Current Report on Form 8-K:

  1.
  Registration Statement Number 2-88085 on Form S-8

  2.
  Registration Statement Number 33-39840 on Form S-8

  3.
  Registration Statement Number 333-78763 on Form S-8

  4.
  Registration Statement Number 2-58584 on Form S-8

  5.
  Registration Statement Number 33-26251 on Form S-8

  6.
  Registration Statement Number 2-98787 on Form S-3

  7.
  Registration Statement Number 33-45763 on Form S-3

  8.
  Registration Statement Number 33-50743 on Form S-3

  9.
  Registration Statement Number 33-61531 on Form S-3

  10.
  Registration Statement Number 333-27607 on Form S-8

  11.
  Registration Statement Number 333-35298 on Form S-8

  12.
  Registration Statement Number 333-59936 on Form S-3

  13.
  Registration Statement Number 333-59938 on Form S-3

  14.
  Registration Statement Number 333-83270 on Form S-8

  15.
  Registration Statement Number 333-83290 on Form S-8

  16.
  Registration Statement Number 333-88096 on Form S-8

  17.
  Registration Statement Number 333-123239 on Form S-8

                      /S/ ERNST & YOUNG LLP

Atlanta, Georgia
October 25, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM